Exhibit 99.2

BLUE EARTH, INC.

EXECUTIVE SUMMARY

Corporate Background

Blue Earth, Inc. (OTCBB:GSFL), formerly Genesis Fluid Solutions Holdings, Inc, was selected as a new corporate name, subject to shareholder approval, as the Board of Directors elected to broaden the Company’s focus to include additional market sectors of the clean technology industry in general, in contrast to only focusing on waterway restoration and remediation. The Company will continue to capitalize on its past investments in the patented Rapid Dewatering System, through royalty agreements negotiated from the recent sale of the Company’s wholly-owned subsidiary to a group of buyers, including a former officer and director.

In addition, Blue Earth, Inc. hired an experienced management team to focus on a mergers and acquisition strategy to acquire, license, develop, market, install and monitor clean-tech related, innovative technologies and energy management systems. Management also intends to accelerate introduction of the acquired technology/products by offering and installing them through energy management services companies and manufacturers representatives, which have an established base of customers at the local, state, regional and national levels. In order to accelerate product introduction, management expects to enter into varying types of agreements with these energy management companies, including joint venture/associate relationships and acquisition agreements, as may be appropriate, for each company and geographic territory.

We strive to participate in the global movement for a sustainable planet by offering products and services that optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.

Corporate Strategy

Blue Earth, Inc. management will focus its M &A activities on opportunities with the following profile.

1.	Innovative and commercially proven technologies, which increase energy efficiency/water and wastewater, for buildings and large-scale industrial manufacturing processes.
2.	Energy management services companies, which have an established customer base ideally suited to benefit from acquired/licensed technologies and products.

Blue Earth, Inc. management has identified commercially viable, innovative energy efficient and water and wastewater technologies that will enable the Company to develop an internal sales and services organization. We are currently in the process of negotiating license agreements for innovative technologies and will continue to identify and negotiate the rights for other innovative clean-tech technologies.

Management has also identified several energy management services companies that have been successfully operating in the energy efficiency/water and wastewater segments of the clean-tech industry.

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These companies are ideal candidates from which to build a nation wide distribution, installation and service network though a combination of joint venture/associate relationships and or acquisitions.

We believe they will become important building blocks in our efforts to establish a presence in the multi-billion dollar energy efficiency/water and wastewater sectors of the clean technology industry.

Blue Earth, Inc. intends to acquire innovative technologies and established, reputable energy management services companies, using restricted common stock; cash and/debt in combinations appropriate for each potential acquisition. The new management team is experienced in negotiating such transitions, having completed thirty-four acquisitions in less than four years in another public company. Management has also negotiated a number of licenses and working relationships when these types of arrangements were deemed appropriate.

We believe that the implementation and execution of our corporate strategy will benefit our shareholders and attract investors who are looking at two bottom lines: financial profitability and social or environmental benefits produced by Blue Earth, Inc. and its products and services.

Market Size

The clean-tech industry is a multi-billion dollar global industry comprising several market sectors as follows: energy efficiency, including green building; water and wastewater; recycling and waste; LED lighting; energy storage; alternative energies and renewables; batteries/storage; smart grid electrical distribution system; alternative transport; and various green business, research and financial services.

Blue Earth, Inc. intends to focus its efforts in the multi-billion dollar energy efficiency, water and wastewater sectors of the clean-tech industry. The energy efficiency sector is also comprised of several segments including building efficiency, industrial manufacturing efficiency, alternative energy, transportation, etc. Water and wastewater also applies to these segments.

Investment levels in energy efficiency in buildings in the private and public sectors and industrial manufacturing facilities have remained strong despite the global recession according to the Energy Efficiency Indicator (EEI) recently released by Johnson Controls, Inc. The EEI tracks energy management priorities, practices and investment plans among decision makers responsible for managing commercial buildings and their energy use.

Across all regions surveyed, energy management is considered an important priority among commercial decision-makers. While motivations differ from region to region, cost savings is consistently the most important factor driving investments. After cost savings, lowering greenhouse gas emissions is the second most important motivator for energy efficiency in all regions except North America, where boosting public image and taking advantage of government/utility incentives rank higher in importance.

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Globally, 63 percent of respondents plan to make capital investments in energy efficiency and 70 percent plan operating budget expenditures in efficiency programs over the next 12 months. Eighty-five percent plan to make efficiency a priority in their new construction and retrofit projects.

According to the American Council for an Energy-Efficient Economy (ACEEE) there is approximately 67 billion square feet of commercial floor space in the U.S. Commercial buildings account for 17% of total energy consumed in the U.S. at an average cost of $1.21 per square foot of commercial floor space. ACEEE points to energy efficiency in buildings as the cleanest, lowest-cost, most sensible way of promoting economic prosperity, energy security and environmental protection.

Additional Market Drivers

There are several governmental programs at the federal, state and local levels that support energy efficiency initiatives for commercial buildings, public buildings, and industrial manufacturing facilities. The Department of Energy’s, Office of Energy Efficiency and Renewable Energy (EERE), through its Buildings Technologies Program (BTP) works to improve the energy efficiency of new and existing buildings through industry partnerships, research and tools development. The BTP oversees the U.S. Department of Energy’s work with Energy Star, which is managed through partnership with the U.S. Environmental Protection Agency.

EERE also invests in high-risk, high-value, research and development in the energy efficiency and renewable energy technologies space.

The Federal Energy Management Program (FEMP) promotes energy efficiency and the use of renewable energy resources at federal sites, helping agencies save energy, save taxpayer dollars and demonstrate leadership with responsible clean energy choices because as the largest energy consumer in the United States, the federal government has a clear responsibility to lead by example with smart energy management.

FEMP facilitates the federal government’s implementation of cost-effective energy management and investment practices. This is delivered through project transaction services, applied technology services and decision support services.

Utility Rebate Programs. In a number of markets throughout the U.S., local electrical utilities and related organizations are offering rebates for the purchase and installation of energy efficient products and systems. Many utility companies employ demand side management (DSM) programs to help reduce energy consumption. These regulated programs benefits the customer by subsidizing the first cost of capital improvements that provide long – term energy and operational cost savings. Currently, energy efficiency rebates are only offered by specific electrical utilities and the respective rebate programs and requirements change frequently.

Competition

The clean-tech industry is highly competitive. The energy efficiency/water and wastewater segments for buildings and industrial manufacturers are also highly competitive. Our building efficiency/ water and wastewater business will be conducted through individual contracts that are either negotiated or awarded on a competitive basis.

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Key factors in the award of contracts include system and service performance, quality, price, design, reputation, technology, application engineering capability and energy management services. Competitors for contracts in the commercial building marketplace include many local, regional, national and international companies with greater resources than Blue Earth, Inc.

The global and domestic building energy efficiency/water and wastewater services markets are highly fragmented, which we believe, provides a viable point-of-entry for acquiring innovative and commercially viable technologies to establish a presence in the growing multi-billion dollar clean-tech industry.

Proven Management

A proven acquisitions management team, with over 25 years experience in founding and operating publicly traded companies, leads Blue Earth, Inc. CEO, Johnny R. Thomas and John C. Francis, Vice President Development and Investor Relations, grew revenues in one publicly traded company from $29,000 to over $350 million by acquiring thirty-four companies in approximately four years, while at the same time increasing its market capitalization to over $1 billion.

Capital Structure

Common stock issued and outstanding: 11,448,810
Public float: 1,160,000

Public Company Comparables

Johnson Controls, Inc. (NYSE:JCI)
Siemans AG (NYSE:SI)
Cisco Systems, Inc. (NasdaqGS:CSCO)
Emerson Electric Co. (NYSE:EMR)

The above referenced publicly traded entities are diversified global technology companies with business segments in the clean-tech industry, including energy efficiency and industrial manufacturing processes and controls systems.

Contact Information

Liviakis Financial Communications, Inc.
Mr. John Liviakis
415.389.4670
john@liviakis.com

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